Exhibit 10.19

SECURITIES PURCHASE AGREEMENT

by and among

TOOLROCK INVESTMENT, LLC,

TOOLROCK HOLDING, INC.

and

THE PURCHASERS NAMED ON THE SIGNATURE PAGES HERETO

Dated as of March 17, 2010

TABLE OF CONTENTS

1.	INCORPORATION OF RECITALS; DEFINITIONS; CERTAIN RULES OF CONSTRUCTION	2

	1.1. Incorporation of Recitals	2

	1.2. Definitions	2

	1.3. Certain Rules of Construction	6

2.	PURCHASE OF UNITS; CLOSING OF CONTEMPLATED TRANSACTIONS	6

	2.1. Purchase of Units	6

	2.2. The Closing	6

	2.3. Closing Deliveries	6

3.	REPRESENTATIONS AND WARRANTIES OF THE LLC AND THE COMPANY	7

	3.1. Organization, Good Standing and Qualification	8

	3.2. Capitalization	8

	3.3. Authorization	8

	3.4. Valid Issuance of the Units and the Shares	8

	3.5. Consents	9

	3.6. Litigation	10

	3.7. Brokerage Fees, etc.	10

4.	REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS	10

	4.1. Legal Capacity; Due Authorization	10

	4.2. Restrictions on Transfer	10

	4.3. Accredited Investor, etc.	11

	4.4. Brokerage Fees etc.	11

5.	COVENANTS	11

	5.1. Fees and Expenses	11

	5.2. Confidentiality	12

	5.3. Transfer Taxes	12

	5.4. Use of Proceeds	13

	5.5. Further Assurances	13

6.	INDEMNIFICATION	13

	6.1. Indemnification	13

	6.2. Additional Provisions Regarding Indemnification	14

7.	MISCELLANEOUS	15

	7.1. Notices	15

	7.2. Succession and Assignment; No Third-Party Beneficiary	15

	7.3. Amendments and Waivers	16

	7.4. Signature	16

	7.5. Entire Agreement	16

	7.6. Counterparts	16

	7.7. Severability	16

	7.8. Headings	16

	7.9. Governing Law	16

	7.10. Specific Performance	17

	7.11. Waiverof Jury Trial	17

	7.12. Jurisdiction	17

ii

EXHIBITS

Exhibit A	Operating Agreement
Exhibit B	Registration Rights Agreement
Exhibit C	Certificate of Formation of the LLC
Exhibit D	Amended and Restated Certificate of Incorporation of the Company
Exhibit E	Bylaws of the Company

SCHEDULES

Schedule 3.2	Capitalization
Schedule 3.4.3	Preemptive Rights; Redemption; Registration Rights
Schedule 3.5	Consents

ANNEXES

Annex I	Allocation of Units and Purchase Price
Annex II	Addresses for Notices to Purchasers

iii

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is entered into as of March 17, 2010 by and among Toolrock Investment, LLC, a Delaware limited liability company (the “LLC”); Toolrock Holding, Inc., a Delaware corporation and a majority-owned subsidiary of the LLC (the “Company”); and each of the purchasers named on the signature pages hereto (collectively, the “Purchasers”).

RECITALS

A. As of the date hereof and immediately prior to giving effect to the transactions contemplated hereby, the Purchasers and their Affiliates collectively own 100% of the membership interests of the LLC (the “Membership Interests”).

B. The LLC desires to sell to the Purchasers, and the Purchasers desire to purchase from the LLC, newly issued Units (as defined below) (the “Purchase”) representing the right to participate in distributions made in respect of the shares of Series B Convertible Participating Preferred Stock, par value $0.01 per share (the “Senior Preferred Stock”), of the Company, all upon the terms and subject to the conditions set forth in this Agreement. Simultaneously with the closing of the Purchase (the “Closing”), the proceeds thereof will be used by the LLC to acquire shares of the Senior Preferred Stock representing approximately 24.5393% of the Company’s fully-diluted capital stock on an as-converted basis (the “Shares”).

C. Simultaneously with the execution and delivery of this Agreement, the LLC and/or the Company and the other parties thereto have entered into the Operating Agreement, the Registration Rights Agreement, the Fourth Amendment Agreement, the Second Senior Credit Amendment and the Subordination Amendment (each as defined below; this Agreement, the Operating Agreement and the Registration Rights Agreement being referred to collectively as the “Transaction Documents”).

D. Contemporaneously with the Closing, (i) the Company is issuing to the Sankaty Parties (as defined below) warrants to purchase an aggregate of 135,556 shares of the Company’s voting Common Stock, par value $0.01 per share (the “Common Warrants”), and warrants to purchase an aggregate of 3,498,889 shares of the Company’s Series A Convertible Participating Preferred Stock, par value $0.01 per share (the “Preferred Warrants” and, together with the Common Warrants, collectively, the “Warrants”), with such Warrants representing approximately 7.4068% ownership of the Company on a fully-diluted, as-converted basis, and (ii) pursuant to the Fourth Amendment Agreement, Latrobe Steel Company, a Pennsylvania corporation (“Latrobe”), and OH&R Special Steels Company, a Delaware corporation (“OH&R” and, together with Latrobe, collectively, the “Note Issuers”), are issuing to the Sankaty Parties Senior Subordinated Secured Notes due June 8, 2013 in the aggregate principal amount of $10,204,081.63 (the “Notes”) for an aggregate purchase price of $10,000,000.00 in cash, all upon the terms and subject to the conditions set forth in the Note Purchase Agreement (as defined below).

E. The parties hereto intend that the transactions contemplated by the Transaction Documents (including the issuance and sale of the Units, the Shares, the Notes and the Warrants) occur substantially contemporaneously at the Closing.

AGREEMENT

NOW THEREFORE, in consideration of the premises and mutual promises herein made, and the representations, warranties and covenants herein contained, the parties hereto hereby agree as follows:

1. INCORPORATION OF RECITALS; DEFINITIONS; CERTAIN RULES OF CONSTRUCTION.

1.1. Incorporation of Recitals. The LLC and the Company hereby stipulate, acknowledge and affirm as being accurate each of the foregoing Recitals, and each of the Recitals is hereby incorporated as part of this Agreement.

1.2. Definitions. As used herein, the following terms shall have the following respective meanings:

“Affiliate” means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract or otherwise. Without limitation, any director, executive officer or beneficial owner of ten percent (10%) or more of the Equity Interests of a Person shall, for the purposes of this Agreement, be deemed to control the other Person.

“Agreement” is defined in the Preamble.

“Business Day” means any weekday other than a weekday on which banks in New York, NY are authorized or required to be closed.

“Certificate of Incorporation” is defined in Section 3.1.

“Closing” is defined in Recital B.

“Closing Date” means the date on which the Closing actually occurs.

“Common Warrants” is defined in Recital D.

“Company” is defined in the Preamble.

“Contemplated Transactions” means, collectively, the transactions contemplated by this Agreement, including (a) the issuance and sale of the Units, the Shares and the Warrants and (b) the execution, delivery and performance of this Agreement and each of the other Transaction Documents.

“Contractual Obligation” means, with respect to any Person, any contract, agreement, deed, mortgage, lease, license, commitment, promise, undertaking, arrangement or understanding, whether written or oral and whether express or implied, or other document or instrument (including any document or instrument evidencing or otherwise relating to any debt obligation) to which or by which such Person is a party or otherwise subject or bound or to which or by which any property, business, operation or right of such Person is subject or bound.

“Encumbrance” means any charge, claim, community or other marital property interest, condition, equitable interest, lien, license, option, pledge, security interest, mortgage, right of way, easement, encroachment, servitude, right of first offer or first refusal, buy/sell agreement and any other restriction or covenant with respect to, or condition governing the use, construction, voting (in the case of any security or equity interest), transfer, receipt of income or exercise of any other attribute of ownership.

“Enforceable” means, with respect to any Contractual Obligation stated to be Enforceable by or against any Person, that such Contractual Obligation is a legal, valid and binding obligation of such Person enforceable by or against such Person in accordance with its terms, except to the extent that enforcement of the rights and remedies created thereby is subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

“Equity Interests” means (a) any capital stock, share, partnership or membership interest, unit of participation or other similar interest (however designated) in any Person, whether voting or nonvoting, and (b) any option, warrant, purchase right, conversion right, exchange rights or other Contractual Obligation which would entitle any Person to acquire any such interest in such Person or otherwise entitle any Person to share in the equity, profit, earnings, losses or gains of such Person (including stock appreciation, phantom stock, profit participation or other similar rights).

“Fourth Amendment Agreement” means the Waiver and Fourth Amendment Agreement, dated as of the date hereof, by and among the Note Issuers, Specialty Steel, the Company, the Sankaty Parties and Sankaty Advisors, as collateral agent for the Sankaty Parties.

“Governmental Authority” means any United States federal, state or local or any foreign government, or political subdivision thereof, or any multinational organization or authority or any authority, agency or commission entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power, any court or tribunal (or any department, bureau or division thereof), or any arbitrator or arbitral body.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, ruling, determination or award entered by or with any Governmental Authority.

“Indemnified Liabilities” is defined in Section 6.1.

“Indemnitees” is defined in Section 6.1.

“Indemnitor” is defined in Section 6.1.

“Information” is defined in Section 5,2.

“Latrobe” is defined in Recital D.

“Legal Requirement” means any present or future United States federal, state or local or foreign law, statute, standard, ordinance, code, rule, regulation, resolution or promulgation, or any Governmental Order, or any license, franchise, permit or similar right granted under any of the foregoing, or any similar provision having the force or effect of law.

“LLC” is defined in the Preamble.

“Membership Interests” is defined in Recital A.

“Note Issuers” is defined in Recital D.

“Note Purchase Agreement” means the Securities Purchase Agreement, dated as of December 8, 2006, by and among the Note Issuers, the Company, the Sankaty Parties and Sankaty Advisors, as collateral agent for the Sankaty Parties, as amended, restated or modified from time to time (including, for the avoidance of doubt, pursuant to the Fourth Amendment Agreement).

“Notes” is defined in Recital D.

“OH&R” is defined in Recital D.

“Operating Agreement” means the Amended and Restated Limited Liability Company Agreement of the LLC, dated as of March 17, 2010, by and among the LLC and the members party thereto, substantially in the form of Exhibit A hereto.

“Organizational Documents” means, with respect to any Person, such Person’s articles and by-laws if a corporation, operating agreement and certificate of formation if a limited liability company, limited partnership agreement and certificate of limited partnership if a limited partnership, and other similar governing documents with respect to any other entity.

“Person” means any entity, whether of natural or legal constitution, including any present or future individual, corporation, association, partnership, limited liability company, joint venture, joint stock or other company, business trust, trust, organization, Governmental Authority or other entity of any kind.

“Preferred Warrants” is defined in Recital D.

“Proceeding” is defined in Section 7.12.

“Purchase” is defined in Recital B.

“Purchase Price” is defined in Section 2.1.

“Purchasers” is defined in the Preamble.

“Registration Rights Agreement” means the Amended and Restated Registration Rights Agreement, dated as of the date hereof, by and among the LLC, the Purchasers and the other members of the LLC party thereto, substantially in the form of Exhibit B hereto.

“Sankaty Advisors” means Sankaty Advisors, LLC, a Delaware limited liability company.

“Sankaty Parties” means, collectively, Sankaty Credit Opportunities II, L.P., a Delaware limited partnership; Prospect Harbor Credit Partners, L.P., a Delaware limited partnership; Sankaty High Yield Partners III, L.P., a Delaware limited partnership; and RGIP, LLC, a Delaware limited liability company.

“Second Senior Credit Amendment” means the Waiver and Amendment No. 2 to Loan and Security Agreement, dated as of the date hereof, in respect of the Senior Credit Agreement, by and among the Note Issuers, Specialty Steel, the Company, the agent party thereto and the other parties thereto.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Credit Agreement” means the Loan and Security Agreement, dated as of March 6, 2008, by and among the Note Issuers, Specialty Steel, the Company, the agent party thereto and the other parties thereto, as amended, restated or modified from time to time (including, for the avoidance of doubt, pursuant to the Second Senior Credit Amendment).

“Senior Preferred Stock” is defined in Recital B.

“Shares” is defined in Recital B.

“Specialty Steel” means Specialty Steel Supply, Inc., a Texas Corporation.

“Subordination Amendment” means Amendment No. 1 to Intercreditor and Subordination Agreement, dated as of the date hereof, by and among the Sankaty Parties, Sankaty Advisors, the senior collateral agent party thereto and the other parties thereto.

“Subsidiary” means, with respect to any specified Person, any other Person of which such specified Person will, at the time, directly or indirectly through one or more Subsidiaries, (a) own at least 50% of the outstanding capital stock (or other shares of beneficial interest) entitled to vote generally, (b) hold at least 50% of the partnership, limited liability company, joint venture or similar interests or (c) be a general partner, managing member or joint venturer.

“Transaction Documents” is defined in Recital C.

“Transaction Expenses” means all costs, fees and expenses incurred by the Purchasers on or prior to the Closing Date in connection with the due diligence review conducted by the Purchasers relating to the Contemplated Transactions or in connection with the negotiation, execution and delivery of this Agreement, the other Transaction Documents or the transactions contemplated hereby or thereby, including the costs, fees and expenses of the Purchasers’ respective agents, attorneys, accountants, consultants, appraisers and representatives performing any of the foregoing (including, without limitation, Ropes & Gray LLP).

“Transfer Taxes” is defined in Section 5.3.

“Units” means an aggregate of 6,194,856, 3,910,503 and 1,935,892 of the LLC’s Series 4 Units, Series 5 Units and Series 6 Units (each such term being used herein as defined in the Operating Agreement), respectively.

“Warrants” is defined in Recital D.

1.3. Certain Rules of Construction. Except as otherwise explicitly specified to the contrary, (a) references to a Section, Annex, Exhibit or Schedule means a Section of, or Annex, Exhibit or Schedule to, this Agreement, unless another agreement is specified, (b) the word “including” will be construed as “including without limitation,” (c) references to a particular statute or regulation include all rules and regulations thereunder and any successor statute, rules or regulations, in each case, as amended or otherwise modified from time to time, (d) words in the singular or plural form include the plural and singular form, respectively, (e) references to the masculine, feminine or neuter gender shall include each other gender, (f) references to a particular Person include such Person’s successors and assigns to the extent not prohibited by this Agreement and (g) any reference to “$” or “dollars” means United States dollars.

2. PURCHASE OF UNITS; CLOSING OF CONTEMPLATED TRANSACTIONS.

2.1. Purchase of Units. At the Closing, subject to the terms and conditions of this Agreement, the LLC shall issue, sell and deliver to the Purchasers, and each of the Purchasers shall purchase from the LLC, severally and not jointly, the number of Units set forth opposite such Purchaser’s name on Annex I hereto in consideration of the payment to the LLC by such Purchaser, by wire transfer of immediately available funds, of such Purchaser’s portion of the Purchase Price set forth opposite such Purchaser’s name on Annex I hereto. The aggregate purchase price for all of the Units issued pursuant to this Agreement is $9,939,277.66 (the “Purchase Price”). The Purchasers shall be entitled to conclusively rely on all payment instructions provided to them by or on behalf of the LLC pursuant to this Section 2.1.

2.2. The Closing. The Closing shall take place at the offices of Ropes & Gray LLP at One International Place, Boston, Massachusetts 02110 on the date hereof, or at such other date, time and/or location as may be agreed upon by the parties hereto, subject to the terms and conditions hereof, including, without limitation, the simultaneous execution and delivery of the other Transaction Documents.

2.3. Closing Deliveries.

2.3.1. Deliveries by the LLC and the Company to the Purchasers. The obligation of each Purchaser to purchase and pay for the Units provided hereunder is subject to (unless otherwise waived by each of the Purchasers) the LLC and the Company delivering on or prior to the Closing Date the following to each of the Purchasers, in each case, in form and substance satisfactory to such Purchaser:

(a) copies of this Agreement and each of the other Transaction Documents to which such Purchaser is a party, duly executed by each of the parties hereto and thereto;

(b) copies of the certificates representing Shares issued to the LLC;

(c) such Purchaser’s Transaction Expenses, by wire transfer of immediately available funds;

(d) legal opinion or opinions from counsel to the LLC and the Company relating to the due authorization and valid issuance of the Units and the Shares and other matters as the Purchasers may reasonably request;

(e) copies of the minutes of the meeting, or unanimous written consent, of (i) the Board of Directors or other applicable governing body of each of the LLC and the Company and (ii) the holders of the Membership Interests, in each case, approving each of this Agreement, the other Transaction Documents and the Contemplated Transactions;

(f) certificates of the appropriate officers of each of the LLC and the Company certifying (i) that all representations and warranties of the LLC and the Company, respectively, set forth in this Agreement are true and correct in all respects and (ii) as to such other matters as the Purchasers may reasonably request; and

(g) certificates of the secretaries of each of the LLC and the Company as to the absence of any amendments to their respective Organizational Documents, the resolutions taken pursuant to the minutes and/or consents referred to in Section 2.3.1(e) above and the incumbency and signatures of certain officers of the LLC and the Company who signed this Agreement and the other Transaction Documents.

2.3.2. Deliveries by the Purchasers to the LLC and the Company. Each of the Purchasers is delivering to the LLC and the Company at the Closing (a) copies of this Agreement and each of the other Transaction Documents to which such Purchaser is a party, duly executed by such Purchaser, and (b) such Purchaser’s, portion of the Purchase Price.

3. REPRESENTATIONS AND WARRANTIES OF THE LLC AND THE COMPANY.

In order to induce each Purchaser to enter into this Agreement and to purchase the Units to be purchased by such Purchaser hereunder, the LLC and the Company hereby represent and warrant, jointly and severally, to each of the Purchasers that, as of the Closing Date (unless otherwise stated, both before and after giving effect to the issuance of the Units and the other Contemplated Transactions or in connection with the foregoing):

3.1. Organization, Good Standing and Qualification. Each of the LLC and the Company is a legal entity duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of the LLC and the Company has all requisite limited liability company or corporate power and authority to conduct its business as now conducted or contemplated to be conducted. Each of the LLC and the Company is duly qualified as a foreign entity and in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not reasonably be expected to result in a material adverse effect on the business, assets, financial condition or income of the LLC and its Subsidiaries (including the Company), taken as a whole, or the ability of the LLC or the Company to perform its obligations under this Agreement. Certified copies of the Certificate of Formation of the LLC and the Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and the Bylaws of the Company are attached as Exhibits C, D and E hereto, respectively, and are correct and complete.

3.2. Capitalization. Prior to the Closing, all of the outstanding Equity Interests of the LLC and each of its Subsidiaries (including the Company) are held and beneficially owned by the Persons and in the respective amounts set forth in Part A of Schedule 3.2. At and immediately after the Closing, all of the outstanding Equity Interests of the LLC and the Company will be held and beneficially owned by the Persons and in the respective amounts set forth in Part B of Schedule 3.2. Except as disclosed in Part C of Schedule 3.2, neither the LLC nor any of its Subsidiaries (including the Company) controls, directly or indirectly, or owns any direct or indirect Equity Interest in, any Person. At and immediately after the Closing, the Series 4 Capital Members, the Series 5 Capital Members and the Series 6 Capital Members (each as defined in the Operating Agreement) will respectively hold the Series 4 Units, the Series 5 Units and the Series 6 Units (each as defined in the Operating Agreement), with the various rights and privileges set forth in the Operating Agreement, and there will be no profits or carried interest or any similar right with respect to the Series 4 Units or the Series 6 Units.

3.3. Authorization. Each of the LLC and the Company has the requisite limited liability company or corporate power and authority to execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to which it is a party. All action on the part of each of the LLC and the Company and each of such Person’s officers, directors, members or partners necessary for the authorization, execution and delivery of this Agreement and the other Transaction Documents to which it is a party, the performance of all its obligations hereunder and thereunder and, in the case of the LLC, the authorization, issuance and delivery of the Units being sold hereunder, and, in the case of the Company, the authorization, issuance and delivery of the Shares, have been taken, and this Agreement and the other Transaction Documents to which such Person is a party constitute valid and legally binding obligations of such Person, Enforceable against such Person in accordance with their respective terms.

3.4. Valid Issuance of the Units and the Shares.

3.4.1. Valid Issuance of the Units. The Units, when issued, sold and delivered to the Purchasers in accordance with the terms hereof for the consideration expressed herein, will be duly and validly authorized and issued, fully paid and non-assessable, and free and clear of all Encumbrances, other than restrictions imposed under this Agreement, the Operating Agreement and applicable United States state or federal securities laws, and, immediately following the Closing, each of the Purchasers will be the record and beneficial owner of all of the Units set forth opposite such Purchaser’s name on Annex I. The LLC has not violated any preemptive or other similar rights of any Person in connection with the issuance and sale of the Units and, assuming the truth and accuracy of the Purchasers’ representations set forth in Article 4 of this Agreement, the offer, sale and issuance of the Units as contemplated by this Agreement is exempt from the registration requirements of the Securities Act or any state “blue sky” or securities laws. Neither the LLC or the Company nor any authorized agent acting on their behalf has taken or will take any action hereafter that would cause the loss of such exemption, including without limitation, by means of general solicitation or publicly disseminated advertisements or sales literature.

3.4.2. Valid Issuance of the Shares. The Shares, which are being issued by the Company to the LLC contemporaneously with the Closing, when issued, sold and delivered to the LLC, will be duly and validly authorized and issued, fully paid and non-assessable, and free and clear of all Encumbrances, other than restrictions imposed under the Certificate of Incorporation and applicable United States state or federal securities laws.

3.4.3. Preemptive Rights; Redemption; Registration Rights. Except as disclosed on Schedule 3.4.3: (a) there are no preemptive rights or other similar rights in respect of any Equity Interests in the LLC or the Company, (b) except for the Contemplated Transactions, the Operating Agreement and the Certificate of Incorporation, there is no Contractual Obligation, or provision in the Organizational Documents of the LLC or the Company, which obligates the LLC or the Company to purchase, redeem or otherwise acquire, or make any payment (including any dividend or distribution) in respect of, any Equity Interests in the LLC or the Company and (c) there are no existing rights with respect to registration under the Securities Act of any Equity Interests in the LLC or the Company.

3.5. Consents. Except as set forth on Schedule 3.5, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local Governmental Authority, or any third party in connection with any material agreement to which the LLC and/or the Company are party in order to avoid such material agreement being in default after giving effect to the issuance of the Units, the execution of this Agreement and the other Transaction Documents and the consummation of the Contemplated Transactions, which has not been obtained, is required to be obtained or made by the LLC or the Company in connection with the consummation of the Contemplated Transactions or in order to avoid the occurrence of a default under any such material agreement or a termination right under any such material agreement arising as a result of the issuance of the Units, the execution of this Agreement and the other Transaction Documents and the consummation of the Contemplated Transactions.

3.6. Litigation. There is no action, suit, proceeding or investigation pending or, to the best of the knowledge, information and reasonable belief of the LLC and/or the Company, currently threatened which questions the validity of this Agreement, the Units, the Warrants, the Notes, the other Transaction Documents or the right of the LLC and/or the Company to enter into the Transaction Documents, or to consummate the Contemplated Transactions. Neither the LLC nor the Company is a party to any action, suit, proceeding or investigation, and neither the LLC nor the Company intends to initiate any action, suit, proceeding or investigation, nor is there any reasonable basis for the foregoing. Neither the LLC nor the Company is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any Governmental Authority.

3.7. Brokerage Fees, etc. No broker’s, finders’ or placement fee or commission will be payable to any Person retained, directly or indirectly, by or on behalf of the LLC or the Company with respect to any of the Contemplated Transactions. The LLC and the Company hereby indemnify, severally and jointly, each Purchaser against, and agree that they will, severally and jointly, hold each such Purchaser harmless from any claim, demand or liability, including reasonable attorneys’ fees, for any broker’s, finder’s or placement fee or commission incurred by the LLC and/or the Company.

4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.

Each of the Purchasers hereby represents and warrants to the LLC and the Company and, solely with respect to the representations and warranties set forth in Section 4.4, to each of the other parties hereto, solely as to such Purchaser and not on behalf of any of the other Purchasers, that:

4.1. Legal Capacity; Due Authorization. Such Purchaser has full legal capacity, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; this Agreement has been duly executed and delivered by such Purchaser and constitutes the legal, valid and binding obligation of such Purchaser, Enforceable against such Purchaser in accordance with the terms hereof.

4.2. Restrictions on Transfer. Such Purchaser has been advised that the Units have not been registered under the Securities Act or any state securities laws and, therefore, cannot be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available, and that the Units may have to be held by such Purchaser for an indefinite period of time. Such Purchaser is aware that, except as provided in the Operating Agreement and the Registration Rights Agreement with respect to the Units, the LLC is not under any obligation to effect any such registration with respect to the Units or to file for or comply with any exemption from registration. Such Purchaser is purchasing the Units to be acquired by such Purchaser hereunder for its own account and not with a view to, or for resale in connection with, the distribution thereof in violation of the Securities Act; provided, however, that the disposition of such Purchaser’s property shall at all times be and remain in its control and sole discretion.

4.3. Accredited Investor, etc. Such Purchaser has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Units hereunder, is able to incur a complete loss of such investment and to bear the economic risk of such investment for an indefinite period of time. Such Purchaser (i) is an “accredited investor,” as that term is defined in Regulation D under the Securities Act, and (ii) has been represented by counsel in the purchase of the Units to be purchased by it hereunder and is aware of the limitations of state and federal securities laws with respect to the disposition of the Units. Such Purchaser acknowledges that such Purchaser has had an opportunity to examine the financial and business affairs of the LLC and its Subsidiaries (including the Company) and an opportunity to ask questions of and receive answers from the LLC’s and its Subsidiaries’ management.

4.4. Brokerage Fees, etc. Such Purchaser represents and warrants that no broker’s, finder’s or placement fee or commission will be payable to any Person alleged to have been retained by such Purchaser with respect to any of the transactions contemplated by this Agreement. Such Purchaser hereby indemnifies each other party hereto against, and agrees that it will hold each such party harmless from, any claim, demand or liability, including reasonable attorneys’ fees, for any broker’s, finder’s or placement fee or commission alleged to have been incurred by such Purchaser.

5. COVENANTS.

5.1. Fees and Expenses. Each of the parties hereto shall bear its own costs and expenses (including legal, accounting, consulting, advisory and brokerage fees and expenses) incurred by it in connection with the transactions contemplated by this Agreement, except that the LLC and the Company, jointly and severally, shall be responsible for the Purchasers’ Transaction Expenses and the Company shall reimburse the Purchasers for such Transactions Expenses in full at Closing. In addition, (i) if in connection with a liquidation, dissolution or winding up of the Company or an event that constitutes a Deemed Liquidation Event (as defined in the Certificate of Incorporation of the Company), the holders of the Series B Preferred Stock receive, in lieu of the Series B Liquidation Price, the amount payable in respect of the number of shares of Common Stock into which the Series B Preferred Stock is then convertible, (ii) upon a conversion of the Series B Preferred Stock into Common Stock at a Mandatory Conversion Time, or (iii) upon a conversion of shares of Series B Preferred Stock into Common Stock pursuant to the Conversion Rights, in each case which includes a supplemental payment of a cash amount equal to the Series B Original Issue Price and the Series B Accruing Dividend in respect of each such share of Series B Preferred Stock so converted or deemed converted, then upon consummation of such liquidation, dissolution, winding up or Deemed Liquidation Event or at such Mandatory Conversion Time or upon exercise of such Conversion Rights, as the case may be, the Company shall pay to the Sankaty Parties (or their transferees), pro rata in accordance with the number of Warrants (or securities issued upon exercise of the Warrants) then held, a fee in the aggregate amount of $799,926.41; provided, however, that if the number of Warrants (or securities issued upon exercise thereof) is reduced pursuant to Section 5.2 of the Warrants, the aggregate amount of the fee shall be proportionately reduced; provided, further, that in the case where less than all of the shares of Series B Preferred Stock originally issued are converted or deemed converted, the aggregate amount of the fee shall also be proportionately reduced.

5.2. Confidentiality. Each Purchaser agrees to keep confidential (and to cause its respective officers, directors, employees, agents and representatives to keep confidential) all information, materials and documents concerning the business of the LLC and its Subsidiaries (including the Company) furnished to such Purchaser by the LLC or its Subsidiaries (including the Company) or on their behalf pursuant to this Agreement (“Information”). Notwithstanding the foregoing, any Purchaser may disclose any Information (i) to its officers, managers, members, partners, directors, employees, agents and representatives provided that such Information shall remain confidential; (ii) to the extent required by an applicable Legal Requirement or by any subpoena or similar legal process, or to the extent requested by any Governmental Authority, in which event such Purchaser agrees to provide notice thereof to the LLC; (iii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Agreement by such Purchaser, (B) becomes available to such Purchaser on a non-confidential basis from a source other than the LLC or its Subsidiaries (including the Company) other than from a third party whom such Purchaser is aware is breaching its confidentiality obligations to the LLC or its Subsidiaries (including the Company) or (C) was available to such Purchaser on a non-confidential basis prior to its disclosure to such Purchaser by the LLC or its Subsidiaries (including the Company); (iv) to the extent the LLC or its Subsidiaries (including the Company) shall have consented to such disclosure in writing; (v) in connection with the assignment of any Units; provided that the recipient of Information agrees to maintain the confidentiality of such Information; (vi) to its respective investors or lenders in connection with any reporting performed by such Purchaser to any such Persons provided that the recipient of Information agrees to maintain the confidentiality of the Information; or (vii) in connection with the exercise of its rights and remedies under this Agreement or the other Transaction Documents. Notwithstanding anything else in this Agreement, or in any other written or oral understanding or agreement to which the parties hereto are parties or by which they are bound, each party (and its representatives, agents and employees) may consult any tax advisor regarding the tax treatment and tax structure of the transaction and may disclose to any Person, without limitation, the tax treatment and tax structure of the transaction and all materials (including opinions or other tax analyses) that are provided relating to such treatment or structure.

5.3. Transfer Taxes. Any documentary, stamp or other transfer Tax (including penalties and interest) (collectively, “Transfer Taxes”) which may be payable by reason of the transactions contemplated by this Agreement shall be borne and timely paid by the LLC and/or the Company, and the LLC and/or the Company shall file any necessary tax returns and other documentation with respect to all such Transfer Taxes.

5.4. Use of Proceeds. The proceeds of the Purchase shall be used by the LLC to acquire the Shares from the Company. The Company shall use such proceeds to refinance a portion of its senior credit facility under the Senior Credit Agreement and to reimburse the Purchasers for their Transaction Expenses in accordance with Section 5.1. Any remainder of such proceeds shall be used by the Company for general business purposes.

5.5. Further Assurances. From and after the Closing Date, upon the request of a party hereto and without further expense to such party, each of the other parties hereto shall do, execute, acknowledge and deliver all such further acts, assurances, deeds, assignments, transfers, conveyances and other instruments and papers as may be reasonably required or appropriate to carry out the Contemplated Transactions.

6. INDEMNIFICATION.

6.1. Indemnification. In addition to the payment of Transaction Expenses pursuant to Section 5.1. each of the LLC and the Company (an “Indemnitor”) agrees, jointly and severally, to indemnify, pay and hold the Purchasers, and the officers, directors, partners, managers, members, employees, agents, and Affiliates of the Purchasers (collectively, the “Indemnitees”) harmless from and against any and all other liabilities, costs, expenses, obligations, losses, damages, penalties, actions, judgments, suits, claims and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of one counsel for such Indemnitees) as a result of, arising out of or in connection with any breach of, or inaccuracy in, any representation or warranty made by an Indemnitor in this Agreement or in any Schedule, certificate or other document or instrument (other than the Fourth Amendment Agreement or the Subordination Agreement) executed and delivered by an Indemnitor pursuant to this Agreement, any breach or violation of any covenant or agreement of an Indemnitor (including under this Section 6.1) in or pursuant to this Agreement, fraud, fraud in the inducement or intentional misrepresentation of an Indemnitor, or any investigative, administrative or judicial proceeding commenced or threatened (excluding claims among Indemnitees), whether or not such Indemnitee shall be designated a party thereto, which may be imposed on, incurred by, or asserted against that Indemnitee, in any manner relating to or arising out of this Agreement, the other Transaction Documents, the Units or the Purchasers’ agreement to purchase the Units or the use or intended use of any of the proceeds thereof (collectively, the “Indemnified Liabilities”); provided that the Indemnitors shall not have any obligation to an Indemnitee hereunder with respect to an Indemnified Liability solely to the extent that such Indemnified Liability arises from the gross negligence, bad faith or willful misconduct of such Indemnitee. Each Indemnitee shall give the Indemnitors prompt written notice of any claim that might give rise to Indemnified Liabilities setting forth a description of those elements of such claim of which such Indemnitee has knowledge; provided that any failure to give such notice shall not affect the obligations of an Indemnitor unless (and then solely to the extent) such Indemnitor is materially prejudiced thereby. An Indemnitor shall have the right at any time during which such claim is pending to select counsel to defend and control the defense thereof and settle any claims for which it is responsible for indemnification hereunder (provided that such Indemnitor will not settle any such claim without (i) the appropriate Indemnitee’s prior written consent, which consent shall not be unreasonably withheld, or (ii) obtaining an unconditional release of the appropriate Indemnitee from all claims arising out of or in any way relating to the circumstances involving such claim and without any admission as to culpability or fault of such Indemnitee) so long as in any such event such Indemnitor shall have stated in a writing delivered to such Indemnitee that, as between such Indemnitor and such Indemnitee, such Indemnitor is responsible to such Indemnitee with respect to such claim to the extent and subject to the limitations set forth herein; provided that such Indemnitor shall not be entitled to control the defense of any claim in the event that, in the reasonable opinion of counsel for such Indemnitee, there are one or more material defenses available to such Indemnitee which are not available to such Indemnitor; provided, further, that with respect to any claim as to which such Indemnitee is controlling the defense, such Indemnitor will not be liable to any Indemnitee for any settlement of any claim pursuant to this Section 6.1 that is effected without its prior written consent, which consent shall not be unreasonably withheld. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section 6.1 may be unenforceable because it violates any Legal Requirement or public policy, each Indemnitor shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them.

6.2. Additional Provisions Regarding Indemnification. Each Indemnitor hereby agrees that it is the indemnitor of first resort (i.e., its obligations to any Indemnitee under this Agreement are primary and any obligation of any Purchaser (or any Affiliate thereof other than the LLC and the Company) to provide advancement or indemnification for the same Indemnified Liabilities (including all interest, assessment and other charges paid or payable in connection with or in respect of such Indemnified Liabilities) incurred by the Indemnitee are secondary), and if such Purchaser (or any Affiliate thereof other than the LLC and the Company) pays or causes to be paid, for any reason, any amounts otherwise indemnifiable hereunder or under any other indemnification agreement (whether pursuant to a Contractual Obligation or Organizational Document) with any Indemnitee, then (i) such Purchaser (or such Affiliate, as the case may be) shall be fully subrogated to all rights of such Indemnitee with respect to such payment and (ii) such Indemnitor shall reimburse such Purchaser (or such Affiliate) for any advancement or indemnification payments actually made. Each Indemnitor hereby unconditionally and irrevocably waives, relinquishes and releases (and covenants and agrees not to exercise, and to cause each Affiliate of such Indemnitor not to exercise), any claims or rights that such Indemnitor may now have or hereafter acquire against any Indemnitee (in any capacity) that arise from or relate to the existence, payment, performance or enforcement of such Indemnitor’s obligations under this Agreement or under any indemnification obligation (whether pursuant to any other Contractual Obligation, any Organizational Document or otherwise), including any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Indemnitee against any Indemnitee, whether such claim, remedy or right arises in equity or under a Contractual Obligation, statute, common law or otherwise, including any right to claim, take or receive from any Indemnitee, directly or indirectly, in cash or other property or by set-off or in any other manner, any payment or security or other credit support on account of such claim, remedy or right.

7. MISCELLANEOUS

7.1. Notices. All notices, requests, demands, claims and other communications required or permitted to be delivered, given or otherwise provided under this Agreement must be in writing and must be delivered, given or otherwise provided: (a) by hand (in which case, it will be effective upon delivery); (b) by facsimile (in which case, it will be effective upon receipt of confirmation of good transmission); or (c) by overnight delivery by a nationally recognized courier service (in which case, it will be effective on the Business Day after being deposited with such courier service); in each case, to the address (or facsimile number) indicated below:

If to the LLC or the Company, to it at:

One Cranberry Hill

750 Marrett Road, Suite 401

Lexington, MA 02421

Attention: Benjamin P. Procter

Facsimile: (781) 891-9712

with a copy to:

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

One Financial Center

Boston, MA 02111

Attention: Daniel H. Follansbee, Esq.

Facsimile: (617) 542-2241

If to a Purchaser, to the address set forth opposite such Purchaser’s name on Annex II hereto.

Each of the parties to this Agreement may specify a different address or facsimile number by giving notice in accordance with this Section 7.1 to each of the other parties hereto.

7.2. Succession and Assignment; No Third-Party Beneficiary. Subject to the immediately following sentence, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, each of which such successors and permitted assigns shall be deemed to be a party hereto for all purposes hereof. No party may assign, delegate or otherwise transfer either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties; provided, however, that any of the Purchasers may (a) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (b) designate one or more of its Affiliates to perform its obligations hereunder, in each case, so long as such Purchaser is not relieved of any liability hereunder. Except as expressly provided herein, this Agreement is for the sole benefit of the parties and their permitted successors and assignees and nothing herein expressed or implied will give or be construed to give any Person, other than the parties and such successors and assignees, any legal or equitable rights hereunder.

7.3. Amendments and Waivers. No amendment or waiver of any provision of this Agreement will be valid and binding unless it is in writing and signed, in the case of an amendment, by each of the parties hereto or, in the case of a waiver, by the party against whom the waiver is to be effective. No waiver by any party of any breach or violation or, default under or inaccuracy in any representation, warranty or covenant hereunder, whether intentional or not, will be deemed to extend to any prior or subsequent breach, violation, default of, or inaccuracy in, any such representation, warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. No delay or omission on the part of any party in exercising any right, power or remedy under this Agreement will operate as a waiver thereof.

7.4. Signatures. For purposes of this Agreement and any documents, instruments and certificates explicitly referred to herein, facsimile signatures or signatures delivered by e-mail via a “PDF” file or in similar format shall have the same effect as an original signature.

7.5. Entire Agreement. This Agreement, together with the other Transaction Documents and any documents, instruments and certificates explicitly referred to herein (including the Exhibits, Schedules and Annexes) or therein, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes any and all prior discussions, negotiations, proposals, undertakings, understandings and agreements, whether written or oral, with respect thereto.

7.6. Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute but one and the same instrument. This Agreement will become effective when duly executed by each party hereto.

7.7. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction will not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. In the event that any provision hereof would, under applicable Legal Requirements, be invalid or unenforceable in any respect, each party hereto intends that such provision will be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable Legal Requirements.

7.8. Headings. The headings contained in this Agreement are for convenience purposes only and will not in any way affect the meaning or interpretation hereof.

7.9. Governing Law. This Agreement, the rights of the parties and all actions arising in whole or in part under or in connection herewith, will be governed by and construed in accordance with the domestic substantive laws of the State of New York, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.

7.10. Specific Performance. Each of the parties acknowledges and agrees that the other parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached or violated. Accordingly, each of the parties agrees that, without posting bond or other undertaking, the other parties shall be entitled to seek an injunction or injunctions to prevent breaches or violations of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter in addition to any other remedy to which it may be entitled, at law or in equity.

7.11. Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, THE PARTIES HEREBY WAIVE, AND COVENANT THAT THEY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE ITS RIGHT TO TRIAL BY JURY IN ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

7.12. Jurisdiction. Each of the parties hereto irrevocably and unconditionally (a) submits for itself in any proceeding relating to this Agreement or the transactions contemplated hereby, or for the recognition and enforcement of any judgment in respect thereof (a “Proceeding”), to the exclusive jurisdiction of the state courts of the State of New York located in New York County or the United States District Court for the Southern District of New York, and appellate courts having jurisdiction of appeals from any of the foregoing, and agrees that all claims in respect of any such Proceeding shall be heard and determined in such New York State court or, to the extent permitted by law, in such federal court; (b) consents that any such Proceeding may and shall be brought in such courts and waives any objection that it may now or thereafter have to the venue or jurisdiction of any such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (c) agrees that service of process in any such Proceeding may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address as provided in Section 7.1.

[Remainder of the Page Intentionally Left Blank; Signature Pages Follow.]

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Agreement to be duly executed and delivered as of the date first above written.

LLC:	TOOLROCK INVESTMENT, LLC

	By:	/s/ Benjamin Procter
		Name:	Benjamin Procter
		Title:	Vice President

COMPANY:	TOOLROCK HOLDING, INC.

	By:	/s/ Dale B. Mikus
		Name:	Dale B. Mikus
		Title:	Vice President - Chief Financial Officer, Secretary and Treasurer

[Signature Page to Securities Purchase Agreement]

PURCHASERS:	HHEP-LATROBE, L.P.
By: Hicks-Latrobe GP, L.P., its General Partner
By: Hicks-Latrobe L.L.C., its General Partner

	By:	/s/ Thomas O. Hicks
Name: Thomas O. Hicks
Title:

WATERMILL-TOOLROCK PARTNERS II, L.P.
	By:	Watermill-Toolrock Enterprises, LLC its General Partner

	By:	/s/ Benjamin Procter
Name: Benjamin Procter
Title: Authorized Person

[Signature Page to Securities Purchase Agreement]

SANKATY CREDIT OPPORTUNITIES II, L.P.

By:	/s/ Michael Ewald
	Name:	Michael Ewald
	Title:	Managing Director

PROSPECT HARBOR CREDIT PARTNERS, L.P.

By:	/s/ Michael Ewald
	Name:	Michael Ewald
	Title:	Managing Director

RGIP, LLC

By:	/s/ Alfred O. Rose
	Name:	Alfred O. Rose
	Title:	Managing Member

[Signature Page to Securities Purchase Agreement]

Annex I

Allocation of Units and Purchase Price

Purchaser	Series 4 Units	Series 5 Units	Series 6 Units	Aggregate Purchase Price
HHEP-Latrobe, L.P.	6,194,856	—	—	$5,113,454.90
Watermill-Toolrock Partners II, L.P.	—	3,910,503	—	$3,227,868.52
Sankaty Credit Opportunities II, L.P.	—	—	1,100,151	$908,103.84
Prospect Harbor Credit Partners, L.P.	—	—	816,382	$673,870.79
RGIP, LLC	—	—	19,359	$15,979.61
TOTAL	6,194,856	3,910,503	1,935,892	$9,939,277.66

Annex II

Addresses for Notices to Purchasers

Purchaser:	Address:	Copy to:

HHEP-Latrobe, L.P.	c/o Hicks Holdings LLC 100 Crescent Court, Suite 1200 Dallas, TX 75201	Weil, Gotshal & Manges LLP 200 Crescent Court, Suite 300 Dallas, Texas 75201 Attention: R. Scott Cohen, Esq. Facsimile: (214)746 7777

Watermill-Toolrock Partners II, L.P.	c/o Watermill Ventures One Cranberry Hill 750 Marrett Road, Suite 401 Lexington, MA 02421 Attention: Benjamin P. Procter	Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. One Financial Center Boston, MA 02111 Attention: Daniel H. Follansbee, Esq. Facsimile: (617) 542-2241

Sankaty Credit Opportunities II, L.P.	c/o Sankaty Advisors 111 Huntington Avenue Boston, MA 02199 Attention: Michael Ewald

Ropes & Gray LLP

One International Place

Boston, MA 02110

Attention: Alyson Allen, Esq.

Facsimile: (617) 235-0345

and

Ropes & Gray LLP

1211 Avenue of the Americas

New York, NY 10036

Attention: Merrill A, Ulmer, Esq.

Facsimile: (646)728-1526

Prospect Harbor Credit Partners, L.P.	c/o Sankaty Advisors 111 Huntington Avenue Boston, MA 02199 Attention: Michael Ewald

Ropes & Gray LLP

One International Place

Boston, MA 02110

Attention: Alyson Allen, Esq.

Facsimile: (617) 235-0345

and

Ropes & Gray LLP

1211 Avenue of the Americas

New York, NY 10036

Attention: Merrill A. Ulmer, Esq.

Facsimile: (646)728-1526

RGIP, LLC

Ropes & Gray LLP

One International Place

Boston, MA 02110

Attention: Alyson Allen, Esq.

Facsimile: (617) 235-0345

and

Ropes & Gray LLP

1211 Avenue of the Americas

New York, NY 10036

Attention: Merrill A. Ulmer, Esq.

Facsimile: (646)728-1526

Exhibit A

Operating Agreement

Exhibit B

Registration Rights Agreement

Exhibit C

Certificate of Formation of the LLC

Exhibit D

Amended and Restated Certificate of Incorporation of the Company

Exhibit E

Bylaws of the Company

Schedule 3.2

Part A — Prior to the Closing

TOOLROCK INVESTMENT, LLC

Holder	Series 1 Units	Series 2 Units	Series 3 Units	Total Units	Ownership
HHEP-Latrobe, L.P.	16,000,000			16,000,000	51.45%
Watermill-Toolrock Partners, L.P.		10,100,000		10,100,000	32.48%
Watermill-Toolrock Partners II, L.P.				0	0.00%
Sankaty Credit Opportunities II, L.P.			2,520,000	2,520,000	8.10%
Prospect Harbor Credit Partners L.P.			1,870,000	1,870,000	6.01%
Sankaty High Yield Partners III, L.P.			560,000	560,000	1.80%
RGIP, LLC			50,000	50,000	0.16%

OUTSTANDING	16,000,000	10,100,000	5,000,000	31,100,000	100.00%

TOOLROCK HOLDING, INC.

Holder	Common Stock	Series A Preferred	Common Equivalents	Fully-Diluted Ownership
Toolrock Investment, LLC		31,100,000	31,100,000	95.08%
Management Stockholders
Hans Sack		200,000	200,000	0.61%
Scott A. Balliet	99,000	15,000	114,000	0.35%
Daniel G. Hennessy	191,000	30,000	221,000	0.68%
David A. Murray	191,000	25,000	216,000	0.66%
Randall D. Strayer	99,000	10,000	109,000	0.33%
Mark T. Weberding	191,000	20,000	211,000	0.65%
Dale B Mikus	191,000	60,000	251,000	0.77%
Dudley J. Merchant	99,000	30,000	129,000	0.39%
Joseph Wakeling	99,000		99,000	0.30%
Optionholders
Paul Fulchino	30,000		30,000	0.09%
David Schlaff	30,000		30,000	0.09%

OUTSTANDING	1,220,000	31,490,000	32,710,000	100.00%

Part C of this Schedule 3.2 is incorporated herein by reference.

Schedule 3.2

Part B – Immediately Following the Closing

TOOLROCK INVESTMENT, LLC

Holder	Series 1 Units	Series 2 Units	Series 3 Units	Total Units	Ownership
HHEP-Latrobe, L.P.	16,000,000			16,000,000	51.45%
Watermill-Toolrock Partners, L.P.		10,100,000		10,100,000	32.48%
Watermill-Toolrock Partners II, L.P.				0	0.00%
Sankaty Credit Opportunities II, L.P.			2,520,000	2,520,000	8.10%
Prospect Harbor Credit Partners L.P.			1,870,000	1,870,000	6.01%
Sankaty High Yield Partners III, L.P.			560,000	560,000	1.80%
RGIP, LLC			50,000	50,000	0.16%

OUTSTANDING	16,000,000	10,100,000	5,000,000	31,100,000	100.00%

Holder	Series 4 Units	Series 5 Units	Series 6 Units	Total Units	Ownership
HHEP-Latrobe, L.P.	6,194,856			6,194,856	51.45%
Watermill-Toolrock Partners, L.P.					0.00%
Watermill-Toolrock Partners II, L.P.		3,910,503		3,910,503	32.48%
Sankaty Credit Opportunities II, L.P.			1,100,151	1,100,151	9.14%
Prospect Harbor Credit Partners L.P.			816,382	816,382	6.78%
Sankaty High Yield Partners III, L.P.					0.00%
RGIP, LLC			19,359	19,359	0.16%

OUTSTANDING	6,194,856	3,910,503	1,935,892	12,041,251	100.00%

TOOLROCK HOLDING, INC.

Holder	Common Stock	Series A Preferred	Series B Preferred	Common Equivalents	Fully-Diluted Ownership
Toolrock Investment, LLC		31,100,000	12,041,251	43,141,251	89.03%
Management Stockholders
Hans Sack		200,000		200,000	0.41%
Scott A. Balliet	99,000	15,000	5,808	119,808	0.25%
Daniel G. Hennessy	191,000	30,000	11,615	232,615	0.48%
David A. Murray	191,000	25,000	9,679	225,679	0.47%
Randall D. Strayer	99,000	10,000	3,872	112,872	0.23%
Mark T. Weberding	191,000	20,000	7,744	218,744	0.45%
Dale B Mikus	191,000	60,000	23,231	274,231	0.57%
Dudley J. Merchant	99,000	30,000	11,615	140,615	0.29%
Joseph Wakeling	99,000			99,000	0.20%
Optionholders
Paul Fulchino	30,000			30,000	0.06%
David Schlaff	30,000			30,000	0.06%
Noteholder Warrants	135,556	3,498,889		3,634,445	7.50%

OUTSTANDING	1,355,556	34,988,889	12,114,815	48,459,260	100.00%

Part C of this Schedule 3.2 is incorporated herein by reference.

The Company has reserved an additional 609,927 shares of its non-voting common stock, par value $0.01 per share, for issuance pursuant to stock options to be granted in the near term under the Company’s 2006 Employee, Director and Consultant Stock Plan.

Schedule 3.2

Part C – Equity Interests

Latrobe is a wholly owned subsidiary of the Company, has the authority to issue 100 shares of its common stock, $0.01 par value per share, and has issued all such authorized shares to the Company.

OH&R, is wholly owned by Latrobe. OH&R has the authority to issue 100 shares of its common stock, $0.01 par value per share, and all such authorized shares are issued to Latrobe.

Specialty Steel is wholly owned by Latrobe. Specialty Steel has the authority to issue 1,000 shares of its common stock, $1.00 par value per share, and all such shares are issued to Latrobe.

Schedule 3.4.3

Certain Rights

None, other than those contained in the Transaction Documents and the Warrants.

Schedule 3.5

Consents

None.